UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2015

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 21, 2015, Zix Corporation (“ZixCorp”) issued a press release announcing financial results for the second quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2015, ZixCorp announced that Richard D. Spurr, its President and Chief Executive Officer, will step down from those positions upon the appointment of his successor following a national executive search process. Mr. Spurr will continue to serve as President and CEO until his successor is employed by ZixCorp (the “Transition Date”), and will continue to serve on the board of directors of ZixCorp.

In connection with the foregoing, ZixCorp entered into a Transition Agreement with Mr. Spurr, dated as of July 21, 2015. In connection with the Transition Agreement, ZixCorp also entered into a Second Amended and Restated Employment Termination Benefits Agreement (the “Amended ETBA”), dated as of July 21, 2015, with Mr. Spurr.

Under the Transition Agreement, Mr. Spurr will use his best efforts to cooperate with and assist ZixCorp, its board and their respective representatives, in good faith, to recruit, hire and appoint his successor as President and CEO, and to transition his duties and responsibilities to such successor, including providing assistance for a period of up to nine months following the Transition Date. Until the Transition Date, Mr. Spurr will continue to serve as President and CEO of ZixCorp at his current level of salary and benefits. ZixCorp has also agreed, subject to certain limitations, to nominate Mr. Spurr to stand for re-election as a director and to recommend that shareholders vote for his re-election at each of the 2016 and 2017 annual meetings of the company’s shareholders.

Under the Amended ETBA, Mr. Spurr will, upon the Transition Date, be entitled to receive 24 equal monthly cash payments in an aggregate amount equal to (i) two times his current base salary plus (ii) two times his target cash bonus for the fiscal year during which the Transition Date occurs plus (iii) any excess costs to continue his health, dental and other employee benefits under COBRA over the price Mr. Spurr would have paid for such benefits had he remained employed by ZixCorp during such 24-month payment period. In addition, all of Mr. Spurr’s outstanding equity awards will immediately vest in full on the Transition Date, and Mr. Spurr will generally have until the earlier of 12 months from the Transition Date or the grants’ original expiration date by which to exercise outstanding stock options. Under the Amended ETBA, Mr. Spurr will be subject to certain covenants regarding noncompetition and nonsolicitation of employees and customers for a period of 24 months after the Transition Date.

Item 7.01 Regulation FD Disclosure

On July 21, 2015, ZixCorp issued a press release announcing the planned CEO transition disclosed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.2 to this

Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.2 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 21, 2015, titled “ZixCorp Sets Record in Total Orders for First Half of 2015”.

99.2	Press Release, dated July 21, 2015, titled “ZixCorp CEO Announces Plans to Step Down After 11 Years of Leadership”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: July 21, 2015	By:	/s/ Michael W. English
Michael W. English
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 21, 2015, titled “ZixCorp Sets Record in Total Orders for First Half of 2015”.

99.2	Press Release, dated July 21, 2015, titled “ZixCorp CEO Announces Plans to Step Down After 11 Years of Leadership”.

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